EXHIBIT 99.1


The reporting person also engaged in the following transactions:

1. On June 30, 1992, the reporting person acquired from the issuer an indirect interest(1) in an additional 8,450,000 shares of common stock of the issuer, in exchange for all of the issued and outstanding capital stock of Aplin and Barrett Ltd., a subsidiary of the reporting person. All of the issued and outstanding capital stock of Aplin and Barrett Ltd. was valued at $37,011,000, resulting in a valuation of the issuer common stock acquired of $4.38 per share. Immediately following this transaction, the reporting person indirectly held 9,798,837 shares of common stock of the issuer. The transaction code applicable to this acquisition is "P".

2. On June 30, 1992, the reporting person acquired from the issuer an indirect interest(1) in an additional 850,000 shares of common stock of the issuer as consideration for a license to the issuer of certain intellectual property rights. The intellectual property rights were valued at $3,723,000, resulting in a valuation of the issuer common stock acquired of $4.38 per share. Immediately following this transaction, the reporting person indirectly held 10,648,837 shares of common stock of the issuer. The transaction code for this acquisition is "P".

3. On August 31, 1992, the reporting person acquired from the issuer, pursuant to the conversion of a loan, an indirect interest(2) in 1,500 shares of 1992 Redeemable Preferred Stock units at $1,000 each. The transaction code for this acquisition is "J".

4. On July 2, 1993, the reporting person acquired from the issuer an indirect interest(1) in an additional 935,000 shares of common stock of the issuer, with a market value of $4.40 per share, as additional consideration in connection with the transaction described in Note 1, above. Immediately following this transaction, the reporting person indirectly held 11,583,837 shares of common stock of the issuer. The transaction code for this acquisition is "P".

5. On June 28, 1996, the reporting person disposed of 50,000 shares of common stock of the issuer in a market transaction at $5.25 per share. Immediately following this transaction, the reporting person indirectly held(1) 11,533,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

6. On July 5, 1996, the reporting person disposed of 1,350,000 shares of common stock of the issuer in a market transaction at $5.50 per share. Immediately following this transaction, the reporting person indirectly held(1) 10,183,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

7. On December 12, 1996, the reporting person surrendered 2,420,000 shares of common stock of the issuer, with a market value of $2.60 per share, to the issuer in partial consideration for all of the issued and outstanding capital stock of Aplin and Barrett Ltd., a subsidiary of the issuer. Immediately following this transaction, the reporting person indirectly held(1) 7,763,837 shares of common stock of the issuer. The transaction code applicable to this acquisition is "S".

8. In June of 1997, the issuer redeemed from the reporting person its indirect holdings of 1,500 shares of 1992 Redeemable Preferred Stock units (See Note 3, above). The transaction code for this disposition is "S".

9. On July 19, 2004, the reporting person disposed of 7,185 shares of common stock of the issuer in a market transaction at $0.51 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,756,652 shares of common stock of the issuer. The transaction code for this disposition is "S".

10. On July 19, 2004, the reporting person disposed of 21,400 shares of common stock of the issuer in a market transaction at $0.52 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,735,252 shares of common stock of the issuer. The transaction code for this disposition is "S".

11. On July 19, 2004, the reporting person disposed of 24,715 shares of common stock of the issuer in a market transaction at $0.53 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,710,537 shares of common stock of the issuer. The transaction code for this disposition is "S".

12. On July 19, 2004, the reporting person disposed of 3,600 shares of common stock of the issuer in a market transaction at $0.54 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,706,937 shares of common stock of the issuer. The transaction code for this disposition is "S".

13. On July 19, 2004, the reporting person disposed of 100 shares of common stock of the issuer in a market transaction at $0.55 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,706,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

14. On July 19, 2004, the reporting person disposed of 7,900 shares of common stock of the issuer in a market transaction at $0.56 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,698,937 shares of common stock of the issuer. The transaction code for this disposition is "S".

15. On July 19, 2004, the reporting person disposed of 100 shares of common stock of the issuer in a market transaction at $0.58 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,698,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

16. On July 20, 2004, the reporting person disposed of 10,300 shares of common stock of the issuer in a market transaction at $0.50 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,688,537 shares of common stock of the issuer. The transaction code for this disposition is "S".

17. On July 20, 2004, the reporting person disposed of 12,400 shares of common stock of the issuer in a market transaction at $0.51 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,676,137 shares of common stock of the issuer. The transaction code for this disposition is "S".

18. On July 20, 2004, the reporting person disposed of 16,700 shares of common stock of the issuer in a market transaction at $0.52 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,659,437 shares of common stock of the issuer. The transaction code for this disposition is "S".

19. On July 20, 2004, the reporting person disposed of 4,000 shares of common stock of the issuer in a market transaction at $0.521 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,655,437 shares of common stock of the issuer. The transaction code for this disposition is "S".

20. On July 20, 2004, the reporting person disposed of 2,600 shares of common stock of the issuer in a market transaction at $0.53 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,652,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

21. On July 20, 2004, the reporting person disposed of 37,700 shares of common stock of the issuer in a market transaction at $0.54 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,615,137 shares of common stock of the issuer. The transaction code for this disposition is "S".

22. On July 20, 2004, the reporting person disposed of 6,500 shares of common stock of the issuer in a market transaction at $0.55 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,608,637 shares of common stock of the issuer. The transaction code for this disposition is "S".

23. On July 21, 2004, the reporting person disposed of 1,400 shares of common stock of the issuer in a market transaction at $0.50 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,607,237 shares of common stock of the issuer. The transaction code for this disposition is "S".

24. On July 21, 2004, the reporting person disposed of 15,700 shares of common stock of the issuer in a market transaction at $0.51 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,591,537 shares of common stock of the issuer. The transaction code for this disposition is "S".

25. On July 21, 2004, the reporting person disposed of 11,785 shares of common stock of the issuer in a market transaction at $0.52 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,579,752 shares of common stock of the issuer. The transaction code for this disposition is "S".

26. On July 21, 2004, the reporting person disposed of 11,700 shares of common stock of the issuer in a market transaction at $0.53 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,568,052 shares of common stock of the issuer. The transaction code for this disposition is "S".

27. On July 21, 2004, the reporting person disposed of 9,015 shares of common stock of the issuer in a market transaction at $0.54 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,559,037 shares of common stock of the issuer. The transaction code for this disposition is "S".

28. On July 21, 2004, the reporting person disposed of 400 shares of common stock of the issuer in a market transaction at $0.55 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,558,637 shares of common stock of the issuer. The transaction code for this disposition is "S".

29. On July 22, 2004, the reporting person disposed of 56,600 shares of common stock of the issuer in a market transaction at $0.50 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,502,037 shares of common stock of the issuer. The transaction code for this disposition is "S".

30. On July 22, 2004, the reporting person disposed of 12,100 shares of common stock of the issuer in a market transaction at $0.51 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,489,937 shares of common stock of the issuer. The transaction code for this disposition is "S".

31. On July 22, 2004, the reporting person disposed of 4,900 shares of common stock of the issuer in a market transaction at $0.52 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,485,037 shares of common stock of the issuer. The transaction code for this disposition is "S".

32. On July 23, 2004, the reporting person disposed of 200 shares of common stock of the issuer in a market transaction at $0.43 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,484,837 shares of common stock of the issuer. The transaction code for this disposition is "S".

33. On July 23, 2004, the reporting person disposed of 18,850 shares of common stock of the issuer in a market transaction at $0.44 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,465,987 shares of common stock of the issuer. The transaction code for this disposition is "S".

34. On July 23, 2004, the reporting person disposed of 14,600 shares of common stock of the issuer in a market transaction at $0.45 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,451,387 shares of common stock of the issuer. The transaction code for this disposition is "S".

35. On July 23, 2004, the reporting person disposed of 5,100 shares of common stock of the issuer in a market transaction at $0.46 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,446,287 shares of common stock of the issuer. The transaction code for this disposition is "S".

36. On July 23, 2004, the reporting person disposed of 650 shares of common stock of the issuer in a market transaction at $0.47 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,445,637 shares of common stock of the issuer. The transaction code for this disposition is "S".

37. On July 23, 2004, the reporting person disposed of 5,600 shares of common stock of the issuer in a market transaction at $0.48 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,440,037 shares of common stock of the issuer. The transaction code for this disposition is "S".

38. On July 23, 2004, the reporting person disposed of 2,900 shares of common stock of the issuer in a market transaction at $0.50 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,437,137 shares of common stock of the issuer. The transaction code for this disposition is "S".

39. On July 23, 2004, the reporting person disposed of 10,731 shares of common stock of the issuer in a market transaction at $0.51 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,426,406 shares of common stock of the issuer. The transaction code for this disposition is "S".

40. On July 23, 2004, the reporting person disposed of 1,969 shares of common stock of the issuer in a market transaction at $0.52 per share. Immediately following this transaction, the reporting person indirectly held(1) 7,424,437 shares of common stock of the issuer. The transaction code for this disposition is "S".

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(1)   The shares are directly owned by Burns Philp Microbiology Pty Limited, which is a wholly owned subsidiary of Burns Philp Investments Pty Limited, which is a wholly owned subsidiary of Burns, Philp & Company Limited ("Burns Philp"). Burns Philp is an indirect beneficial owner of the shares.

(2) The shares of 1992 Redeemable Preferred Stock units were directly held by Burns Philp Inc., a wholly owned subsidiary of the reporting person.